Amendment No. 7
                  Dated as of January 18, 1995
                             to
              RESTATED AND AMENDED CREDIT AGREEMENT
                    Dated as of July 27, 1992


          This Amendment No. 7 ("Amendment No. 7") dated as of January 18, 1995, is entered into between RHI Holdings, Inc., a Delaware corporation ("RHI") and Citicorp North America, Inc., a Delaware corporation (the "RHI Senior Lender"), the sole Senior Lender of RHI.

          PRELIMINARY STATEMENT. RHI, the RHI Senior Lender, certain financial institutions in the capacities of Agents and Administrative Agent for the Senior Lenders are parties, among others, to that certain Restated and Amended Credit Agreement dated as of July 27, 1992, as amended (the "Credit Agreement"). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

          RHI has requested that Section 11.07B(b) of the Credit Agreement be amended to increase the amount of permitted recourse obligations of RHI's Foreign Subsidiaries resulting from sales, discounts, and other transfers of Accounts of such Foreign Subsidiaries and the RHI Senior Lender has agreed to such request on the terms and conditions set forth herein.


          SECTION 1.  Amendment to the Credit Agreement.

          Subject to the satisfaction of the conditions precedent set forth in Section 2 below, Section 11.07B(b) of the Credit
Agreement is hereby amended to delete the provisions thereof in their entirety and substitute the following therefor:

          (b)  RHI shall not permit any of its Foreign
Subsidiaries to, directly or indirectly, sell or discount or otherwise sell any of its Accounts or any of its notes or obligations receivable in any amount with recourse, except
Accounts, notes or obligations receivable which result in recourse obligations of such Foreign Subsidiaries in an aggregate amount not in excess of $2,500,000.


          SECTION 2. Conditions Precedent to Effectiveness. The amendment set forth in SECTION 1 above shall become effective and be deemed effective as of the date hereof, if, and only if, the Administrative Agent shall have received on or before January 23, 1995, a facsimile or original executed copy of this Amendment No. 7 executed by RHI and the RHI Senior Lender.

          SECTION 3. Representations and Warranties. RHI hereby represents and warrants as follows:

          3.1 This Amendment No. 7 and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of RHI and are enforceable against RHI in accordance with their terms.

          3.2    No Event of Default or Potential Event of
Default exists or would result from any of the transactions contemplated by this Amendment No. 7.

          3.3 Upon the effectiveness of this Amendment No. 7, RHI hereby reaffirms all covenants, representations and warranties made by such Person in the Credit Agreement to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment No. 7 becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

          SECTION 4.  Reference to and Effect on the Credit
Agreement.

         4.1 Upon the effectiveness of this Amendment No. 7, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          4.2 Except as specifically amended above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          4.3 The execution, delivery and effectiveness of this Amendment No. 7 shall not operate as a waiver of any right, power or remedy of any Senior Lender or Agent or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         SECTION 5. Execution in Counterparts. This Amendment No. 7 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment No. 7 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 7.

          SECTION 6. Governing Law. This Amendment No. 7 shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7.  Headings.  Section headings in this
Amendment No. 7 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 7 for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed by their respective officers thereunto duly authorized as of the date first above written.



CITICORP NORTH AMERICA, INC.
By:  Emily rosensheck
Title:  Vice President

RHI HOLDINGS, INC.
By:  Karen L. Schneckenburger
Title:  Treasurer